Exhibit 10.1

STAG INDUSTRIAL, INC.
AMENDMENT TO THE
2011 EQUITY INCENTIVE PLAN
The STAG Industrial, Inc. 2011 Equity Incentive Plan, as amended and restated effective April 30, 2018 (the “Plan”), is hereby amended as follows:
1.The first sentence of Section 4 of the Plan is amended to provide that, subject to adjustments as provided in Section 7(c) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan, in the aggregate, shall not exceed 10,142,461 shares of Common Stock, which represents an increase of 3,500,000 shares of Common Stock that were authorized for issuance under the Plan prior to the amendment of the Plan as set forth herein.
2.The second sentence of Section 7(k) of the Plan is amended to provide that no Award shall be granted under the Plan, as amended, after the close of business on April 24, 2033.
    Except as amended above, the Plan shall remain in full force and effect. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.
IN WITNESS WHEREOF, STAG Industrial, Inc. has executed this amendment to the 2011 Equity Incentive Plan as of this 25th day of April, 2023.
STAG INDUSTRIAL, INC.
By: /s/ Jeffrey M. Sullivan
Name: Jeffrey M. Sullivan
Title: Executive Vice President, General Counsel and Secretary